As filed with the Securities and Exchange Commission on July 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRCO MFG. CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-1613718
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2027 Harpers Way

Torrance, California 90501

(Address of Principal Executive Offices) (Zip Code)

(310) 533-0474

(Registrant’s Telephone Number, Including Area Code)

VIRCO MFG. CORPORATION 2011 STOCK INCENTIVE PLAN

(Full Title of the Plans)

Robert E. Dose

Virco Mfg. Corporation

Vice President, Secretary and Treasurer

2027 Harpers Way

Torrance, California 90501

(Name and Address of Agent for Service)

(310) 533-0474

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000	$2.70 (2)	$2,700,000(2)	$313.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Stock Exchange on July 14, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Virco Mfg. Corporation (the “Registrant”), relating to 1,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible officers, employees, non-employee directors and other service providers of the Registrant and its subsidiaries under the Virco Mfg. Corporation 2011 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011, as filed with the Commission on April 15, 2011;

(2) The Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011, as filed with the Commission on June 9, 2011;

(3) The Company’s Current Reports on Form 8-K dated February 17, 2011, February 22, 2011, April 18, 2011, April 21, 2011, May 27, 2011, June 13, 2011, and June 27, 2011, as filed with the Commission; and

(4) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-B, as filed with the Commission in August, 1984, as subsequently amended from time to time.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters relating to the valid issuance of the shares of Common Stock of the Company covered by the Plan have been passed upon by Gibson, Dunn & Crutcher LLP. Robert K. Montgomery, a member of the Company’s Board of Directors, and a retired former partner of Gibson, Dunn & Crutcher LLP, is eligible to participate in the Plan and other stock incentive plans of the Company, and as of the date of this Registration Statement beneficially owns 48,211 shares of Common Stock of the Company.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

Article eight of the Registrant’s Bylaws also provides that the Registrant will indemnify, to the fullest extent authorized by the laws of the State of Delaware, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

Article Nineteenth of the Registrant’s Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty to the Registrant and its stockholders to the fullest extent permitted by Delaware law. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1	Certificate of Incorporation of the Company dated April 23, 1984, as amended (incorporated by reference to Exhibit 1 to the Company’s Form 8-A12B, filed with the Commission on June 18, 2007).

4.2	Amended and Restated Bylaws of the Company dated September 10, 2001 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on September 14, 2001).

4.3	First Amendment to Amended and Restated Bylaws of the Company dated October 25, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 31, 2007).

4.4	Second Amendment to Amended and Restated Bylaws of the Company dated February 15, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 22, 2011).

4.5	Rights Agreement dated as of October 18, 1996, by and between the Company and Mellon Investor Services (as assignee of The Chase Manhattan Bank), as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Form S-8 Registration Statement, filed with the Commission on October 25, 1996).

4.7	Amendment dated as of April 30, 2007, by and between the Company and Mellon Investor Services LLC to the Rights Agreement by and between the Company and The Chase Manhattan Bank dated as of October 18, 1996 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on June 8, 2007).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Virco Mfg. Corporation 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 27, 2011).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 18th day of July, 2011.

VIRCO MFG. CORPORATION

By:	/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Virtue and Robert E. Dose, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Virtue Robert A. Virtue	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	July 18, 2011

/s/ Douglas A. Virtue Douglas A. Virtue	Executive Vice President, Director	July 18, 2011

/s/ Robert E. Dose Robert E. Dose	Vice President, Finance, Secretary and Treasurer (Principal Financial Officer)	July 18, 2011

/s/ Bassey Yau Bassey Yau	Vice President, Accounting, Corporate Controller, Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	July 18, 2011

/s/ Donald S. Friesz Donald S. Friesz	Director	July 18, 2011

/s/ Thomas J. Schulte Thomas J. Schulte	Director	July 18, 2011

/s/ Robert K. Montgomery Robert K. Montgomery	Director	July 18, 2011

/s/ Albert J. Moyer Albert J. Moyer	Director	July 18, 2011

/s/ Glen D. Parish Glen D. Parish	Director	July 18, 2011

/s/ Donald A. Patrick Donald A. Patrick	Director	July 18, 2011

/s/ James R. Wilburn James R. Wilburn	Director	July 18, 2011

/s/ William L. Beer William L. Beer	Director	July 18, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page hereto).